Exhibit 32.2
CERTIFICATION OF KEVIN KREMKE
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with OCI Resources LP’s (the “Partnership”) Quarterly Report on Form 10-Q for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin L. Kremke, Chief Financial Officer of the Partnership's general partner, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

Date:	August 5, 2014	/s/ Kevin L. Kremke
Kevin L. Kremke Chief Financial Officer of OCI Resource Partners LLC, the General Partner of OCI Resources LP (Principal Financial Officer and Principal Accounting Officer)